UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 1, 2021

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100, Fort Worth, TX	716102
(Address of principal executive offices)	(Zip Code)

(817) 334-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

As previously disclosed, on August 17, 2021, Basic Energy Services, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Basic Energy Services, Inc., et al., Case No. 21-90002 (DRJ).

Asset Purchase Agreements

In connection with the Chapter 11 Cases, the Debtors entered certain asset purchase agreements (each, an “Asset Purchase Agreement,” and collectively, the “Asset Purchase Agreements”) between certain of the Debtors and Berry Corporation (bry) (“Berry”), Ranger Energy Acquisition, LLC (“Ranger”), and Select Energy Services, LLC (“Select”) (collectively, the “Buyers,” and such sale transactions, the “Sale Transactions”) to sell substantially all of their assets on a going concern basis.

On October 1, 2021, the Sale Transactions were consummated. The Asset Purchase Agreements Contemplate:

Berry:  A sale to Berry of substantially all of the Debtors’ assets associated with their California business (collectively, the “California Assets”), for total consideration of $43 million (increased from $27 million under the Stalking Horse Bid for such assets), plus other valuable consideration, including (i) the commitment to employ at least 95% of the Debtors’ employees associated with the California Assets and (ii) the purchase of all Acquired Accounts Receivable related to the California Assets of approximately $15 million and assumption of certain Assumed Prepetition Accounts Payable of approximately $4 million;

Ranger: A sale to Ranger of substantially all of the Debtors’ assets associated with their well servicing and completion and remedial segment located outside of California for total consideration of $36.65 million (increased from $25 million under the Stalking Horse Bid for such assets); and

Select:  A sale to Select of substantially all of the Debtors’ assets associated with their water logistics segment located outside of California for total consideration of $20 million, plus other valuable consideration, including the purchase of Accounts Receivable of approximately $6 million and the assumption of certain Customer Lienable Prepetition Accounts Payable and Assumed Postpetition Accounts Payable of approximately $1 million.

A copy of each of the Asset Purchase Agreements was filed with the Bankruptcy Court, along with a motion seeking, among other relief, the establishment of bidding procedures for an auction that allowed other qualified bidders to submit higher or otherwise better offers to purchase all or a portion of the water logistic assets (collectively, the “Bidding Procedures”). The descriptions of the Asset Purchase Agreements set forth above are qualified in their entirety by reference to the respective Asset Purchase Agreement filed as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms used but not otherwise defined above shall have the respective meanings ascribed to such terms in the Bidding Procedures or the Asset Purchase Agreements.

Based on the consideration to be received from the Sale Transactions for substantially all of the Company’s assets, the Company expects that, after paying off the administrative, secured, and priority creditors, and providing for winding down Company operations, there will be limited proceeds available for distribution for unsecured claims and no proceeds to distribute to the Company’s shareholders.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information regarding the Asset Purchase Agreements set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 5, 2021, in connection with the consummation of the Sale Transactions: Keith L. Schilling resigned as the Company’s President, and Chief Executive Officer; Adam Hurley resigned as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary; and James F. Newman resigned as the Company’s Executive Vice President – Operations.

On October 1, 2021, Messrs. Schilling, Hurley and Newman each entered into consulting agreements with the Company to provide certain transition services in connection with the Sales Transactions and to oversee the wind-down of the Company and its subsidiaries.

(c)

On October 7, Robert Reeb, the Company's General Counsel, was appointed President, Secretary, Chief Executive Officer, and Treasurer of the Company effective immediately. Mr. Reeb's appointment was consistent with the Company's by-laws. Mr. Reeb shall serve in his roles until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.	The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of August 17, 2021, by and among Basic Energy Services, L.P. and Agua Libre Midstream, LLC, Select Energy Services, Inc. and Select Energy Services, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (SEC File No. 001-32693) filed on August 18, 2020).

2.2	Asset Purchase Agreement, dated as of September 15, 2021, by and among Basic Energy Services, Inc., Basic Energy Services, L.P. C&J Well Services, Inc. and KVS Transportation, Inc., Taylor Industries, LLC, and Ranger Energy Acquisition, LLC.

2.3	Asset Purchase Agreement, dated as of September 15, 2021, Basic Energy Services, Inc., Basic Energy Services, L.P., C&J Well Services, Inc. and KVS Transportation, Inc., and Berry Corporation (bry).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIC ENERGY SERVICES, INC.

Date: October 7, 2021	By:	/s/ Robert Reeb

Robert Reeb
(President, Secretary, Chief Executive Officer, Treasurer, and General Counsel)